CONFIDENTIAL

October 10, 1996

The Clorox Company
1221 Broadway
Oakland, CA 94612-1888

Attention:  Steven S. Silberblatt
        Director of Business Development

Gentlemen:

    We understand that The Clorox Company desires to engage in certain discussions with Armor All Products Corporation (the "Company"), and McKesson Corporation ("McKesson"), a holder of a majority of the issued and outstanding shares of capital stock of the Company, in order to evaluate a possible transaction (the "Transaction") involving you, the Company and McKesson. You have requested that we furnish you with certain information relating to the Company which is nonpublic, confidential or proprietary in nature. All such information (whether documentary, computerized or oral) furnished after the date hereof by the Company or McKesson or their respective directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "your Representatives") and all analyses, compilations, forecasts, studies, summaries, notes, data and other documents and materials in whatever form maintained, whether prepared by you, your Representatives or others, which contain or reflect, or are generated from, any such information or which reflect your or your Representatives' review of, or your interest in, the Transaction is hereinafter referred to as the "Information." The term Information will not, however, include information which
(i) is currently known to you or is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives or (ii) is or becomes available to you on a non-confidential basis from a source (other than the Company, McKesson or our Representatives) that is not prohibited from disclosing such information to you by a legal, contractual, fiduciary or other obligation to the Company or McKesson.

    As a condition to, and in consideration of the Company and McKesson engaging in further discussions with you and of the Company and McKesson providing you with Information, you acknowledge and agree as follows:

        1. You and your Representatives (i) will keep the Information confidential and will not (except as permitted by this Agreement or after compliance with paragraph 3 below or as required by applicable law, regulation or legal process), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than in connection with your consideration of the Transaction. You further agree to disclose the Information only to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who agree to be bound by the terms of this agreement. You agree to cause your Representatives to observe the terms of this agreement and will be responsible for any breach of this agreement by any of your Representatives.

        2. Except as may be required by law or as otherwise permitted by this agreement, without the prior written consent of the Company and McKesson, you and your Representatives will not disclose to any person any information regarding a possible Transaction or any information relating in any way to the Information, including, without limitation (i) that any investigations, discussions or negotiations are taking or have taken place concerning a possible Transaction, including the status thereof or the termination of discussions or negotiations with the Company or McKesson,
    (ii) any of the terms, conditions or other facts with respect to any such possible Transaction or of your consideration of a possible Transaction or
    (iii) that this agreement exists, that Information exists or has been requested or made available or any opinion or view with respect to the Company, McKesson or the Information. In this regard, the Company and McKesson have advised you of their concern regarding the potential for harm to the Company and McKesson that could result from disclosure of the foregoing or of Information. The term 'person' as used herein will be interpreted broadly to include, without limitation, any corporation, company, entity, partnership, partner, group, individual, potential joint bidder or cobidder or source of financing. The Company and McKesson shall have a similar duty of confidentiality with respect to your interest and negotiations.

        3. In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any of the Information, you will notify the Company and McKesson promptly in writing so that we may seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this agreement. You and your Representatives agree not to oppose any action by the Company and McKesson to obtain a protective order or other appropriate remedy is obtained. In the event that no such protective order or other remedy is obtained, or that the Company and McKesson waive compliance with the terms of this agreement, you and your Representatives will furnish only that portion of the Information which you are advised by counsel is legally required and will cooperate with the Company and McKesson to obtain reliable assurance that confidential treatment will be accorded the Information.

        4. If you determine not to proceed with the Transaction, you will promptly inform McKesson and the Company. You acknowledge and agree that the Company and McKesson have made no decision to pursue any Transaction and you agree that the Company and McKesson will have the right in their sole discretion, without giving any reason therefor, at any time to terminate discussions with you concerning a possible Transaction, to elect not to pursue any such Transaction, or to pursue the Transaction without your involvement. You and your Representatives agree, immediately upon a request from McKesson, the Company or our Representatives, to return to the Company and McKesson all Information, and no copies, extracts or other reproductions of the Information shall be retained by you or your Representatives. Any portion of the Information that consists of analyses, compilations, forecasts, studies, summaries, notes, data or other documents or materials prepared by you or your Representatives, in lieu of being returned to the Company and McKesson, may be destroyed by you, to the extent that they reveal or reflect any Information, in which event one of your authorized officers shall provide certification to the Company and McKesson that such materials have in fact been so destroyed. However, one copy of the Information may be retained by your outside attorneys in a file to which access is restricted to them, to be used solely as a record of the Information that was disclosed to you. Any oral Information will continue to be subject to the provisions of this Agreement.

        5. You and your Representatives acknowledge that none of the Company, McKesson nor their Representatives, nor any of their respective officers, directors, employees, agents or controlling persons within the meaning of
    Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), makes any express or implied representation or warranty as to the accuracy or completeness of the Information. You and your Representatives agree that no such person will have any liability to you or any of your Representatives on any basis (including, without limitation, in contract, tort, under federal or state securities laws or otherwise), and neither you nor your Representatives will make any claims whatsoever against such persons, with respect to or arising out of the

    Transaction, whether as a result of this agreement, any other written or oral expression with respect to the Transaction, your participation in evaluating the possible Transaction or the procedures therefor your review of the Company, the use of the Information by you or your Representatives, any errors therein or omissions from the Information, or otherwise. You and your Representatives further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

        6. You are aware, and you will advise your Representatives who are informed of the matters that are the subject of this agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person.

        7. You represent and warrant that as of the date hereof, neither you nor any of your subsidiaries beneficially owns any securities of McKesson or the Company. You agree that, for a period of three years from the date of this agreement, whether or not McKesson shall continue to own any voting securities of the Company, neither you nor any of your Representatives, on your behalf, will, unless and until such shall hereafter have been specifically invited in writing by the Company: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof or (other than in the ordinary course of business) any assets of the Company or any subsidiary or division thereof, (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving the Company or any of its subsidiaries or its securities or assets, (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any voting securities of the Company, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, or (vi) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other persons in connection with any of the foregoing. You also agree that, for a period of three years from the date of this agreement, neither you nor any of your Representatives, on your behalf, will, unless and until such shall hereafter have been specifically invited in writing by McKesson: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of McKesson or any subsidiary thereof or (other than in the ordinary course of business) any assets of McKesson or any subsidiary or division thereof, (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of McKesson, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving McKesson or any of its subsidiaries or its securities or assets,
    (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any voting securities of McKesson, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of McKesson, or (vi) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other persons in connection with any of the foregoing. You and your Representatives, on your behalf, also agree during such period not to make any proposal, statement or inquiry, or disclose any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing, or request the Company or McKesson or any of their Representatives, directly or indirectly, to amend, waive or terminate any provision of this paragraph. You will promptly advise the Company or McKesson, as the case may be, of any inquiry or proposal made to you with respect to any of the foregoing, including the specifics thereof in reasonable detail. The representation and restrictions contained in this paragraph do not apply to any securities of McKesson or the Company that may be owned solely for investment purposes by any employee benefit plan which is presently maintained on behalf of your employees, or by any Representative on behalf of its employees, provided that said ownership does not exceed 1% of the total number of outstanding shares of any class of voting securities of the Company or McKesson. The representation and restrictions contained in this paragraph also will not prevent your financial advisor from engaging in trading or brokerage transactions in the ordinary course of its business as presently conducted, provided that neither said advisor nor its affiliates will acquire beneficial ownership of more than 1% of the total number of outstanding shares of any class of voting securities of the Company or McKesson.

        8. You agree that, for a period of two years from the date of this agreement, you will not, directly or indirectly, solicit for employment or hire any employee of the Company or any subsidiary thereof with whom contact was made or who became known to you in connection with your consideration of the Transaction; provided, however, that the foregoing provision will not prevent you from employing any such person who contacts you on his or her own initiative without any direct or indirect solicitation by or encouragement from you, or is contacted solely on the initiative of one of your Representatives who had no knowledge or involvement in the Information or consideration of a Transaction.

        9. You acknowledge and agree that if the Company determines to pursue a Transaction, it may establish procedures and guidelines (the "Procedures") for the submission of proposals with respect to any Transaction with or involving the Company and McKesson. You and your Representatives agree to act in accordance with the Procedures and to be bound by the terms and conditions that may be established pursuant to the Procedures, including adhering to any timing conditions that may be established relating to when proposals for such a Transaction may be submitted. You acknowledge and agree that (a) the Company and McKesson and their respective Representatives are free to conduct the process leading up to a possible Transaction as the Company and McKesson and their respective Representatives, in their sole discretion, determine (including, without limitation, by negotiating with any third party and entering into a preliminary or definitive agreement without prior notice to you or any other person), and (b) each of the Company and McKesson reserves the right, in its sole discretion, to change the Procedures relating to its consideration of the Transaction at any time without prior notice to you or any other person, to reject any and all proposals made by you or any of your Representatives with regard to the Transaction, and to terminate discussions and negotiations with you at any time and for any reason.

        10. You and your Representatives agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director, employee or agent of the Company except with the express prior permission of an officer of the Company or McKesson who are informed of the matters that are the subject of this Agreement.

        11. (a) You agree that the Company and McKesson would be irreparably injured by a breach of this agreement by you or your Representatives, that monetary remedies would be inadequate to protect us against any actual or threatened breach of this agreement by you or by your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of equitable relief, including injunctive relief and specific performance, in our favor without proof of actual damages. You agree to reimburse the Company and McKesson for their costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred to remedy any and all breaches of this agreement.

        (b) This agreement shall inure to the benefit of and be binding upon each of you, the Company and McKesson and the respective successors and persons in control of you, the Company and McKesson, notwithstanding any sale or disposition by McKesson of all or any portion of its interest in the Company. It is further agreed that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

        (c) This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflict of laws thereof.

        (d) This agreement contains the entire agreement between you and us concerning the subject matter hereof and supersedes all previous agreements, written or oral, relating to the subject matter hereof. No modifications of this agreement or waiver of the terms and conditions hereof will be binding upon you, the Company or McKesson unless approved in writing by each of you, the Company and McKesson.

        (e) If any provision of this agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this agreement but shall be confined in its operation to the provision of this agreement directly involved in the controversy in which such judgment shall have been rendered.

        (f) This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement. You warrant that the person who executes this agreement on your behalf has full corporate authority to do so.

        (g) This agreement shall expire three years from the date hereof.

    Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED
                                          on the behalf of
                                          ARMOR ALL PRODUCTS CORPORATION

                                          By  /s/ Fuad Sawaya
                                             -----------------------------------

                                              Fuad A. Sawaya

                                              Managing Director

                                          PAINEWEBBER INCORPORATED
                                          on the behalf of
                                          McKESSON CORPORATION

                                          By  /s/ Fuad Sawaya
                                             -----------------------------------

                                              Fuad A. Sawaya

                                              Managing Director

Accepted and Agreed to as of
the date first written above:

THE CLOROX COMPANY

By  /s/ Steven Silberblatt
-----------------------------------------

Name: Steven Silberblatt
Title: Director of Business Development